Exhibit 5.1

111 Huntington Avenue Boston, MA 02199 Telephone: 617-239-0100 Fax: 617-227-4420 www.lockelorde.com

February 28, 2017

Tampa Electric Company

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

Re:	Tampa Electric Company
Registration Statement on Form S-3 filed on February 28, 2017

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Tampa Electric Company (“Tampa Electric”), a Florida corporation, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

We have reviewed the Registration Statement and the prospectus included therein (the “Prospectus”), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Tampa Electric of unsecured debt securities of Tampa Electric (the “Debt Securities”), first mortgage bonds of Tampa Electric (the “Mortgage Securities”) and preferred stock (the “Preferred Stock,” and together with the Debt Securities and the Mortgage Securities, the “Registered Securities”).

The Registered Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

The Debt Securities are to be issued pursuant to an Indenture dated as of July 1, 1998 between Tampa Electric and The Bank of New York Mellon, as trustee (the “Debt Trustee”), which is filed as Exhibit 4.1 to Amendment No. 1 to Tampa Electric’s registration statement on Form S-3 (file No. 333-55873) filed on July 13, 1998 and incorporated by reference into the Registration Statement, as amended by (i) the Third Supplemental Indenture dated as of June 15, 2001 between Tampa Electric and the Debt Trustee, which is filed as Exhibit 4.2 to Tampa Electric’s Current Report on Form 8-K filed on June 27, 2001 and incorporated by reference into the Registration Statement, and (ii) the Tenth Supplemental Indenture dated as of September 19, 2012 between Tampa Electric and the Debt Trustee, which is filed as Exhibit 4.25 to Tampa Electric’s Current Report on Form 8-K filed on September 28, 2012 and incorporated by reference into the Registration Statement (the “Debt Indenture”).

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Tampa Electric Company

February 28, 2017

The Mortgage Securities are to be issued under and secured by the Twentieth Supplemental Indenture dated as of December 1, 2013 between Tampa Electric and U.S. Bank National Association, as successor trustee (the “Mortgage Trustee”), amending and restating the Indenture of Mortgage dated as of August 1, 1946 among Tampa Electric, State Street Bank and Trust Company, as trustee, and First Savings & Trust Company of Tampa, which is filed as Exhibit 4.30 to Tampa Electric’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference into the Registration Statement (the “Mortgage Indenture” and together with the Debt Indenture, the “Indentures”).

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the steps taken by Tampa Electric and proposed to be taken by Tampa Electric in connection with the authorization, issuance and sale of the Registered Securities. We have made such examination as we consider necessary to render this opinion.

The opinions rendered herein are limited to the law of the State of Florida, the law of the State of New York, and the federal laws of the United States.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. When (i) the Board of Directors of Tampa Electric adopts a resolution authorizing the issuance of particular Debt Securities and (ii) Tampa Electric and the Debt Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Debt Trustee and duly executed and delivered on behalf of Tampa Electric against payment therefor in accordance with the terms and provisions of the Debt Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to Tampa Electric or result in a default under or breach of any agreement or instrument binding upon Tampa Electric, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Tampa Electric, whether imposed by any court or governmental or regulatory body having jurisdiction over Tampa Electric and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of Tampa Electric.

2. When (i) the Board of Directors of Tampa Electric adopts a resolution authorizing the issuance of particular Mortgage Securities and (ii) Tampa Electric and the Mortgage Trustee duly execute and deliver a supplemental indenture which establishes the specific terms of such Mortgage Securities, and such Mortgage Securities have been duly authenticated by the Mortgage Trustee and duly executed and delivered on behalf of Tampa Electric against payment therefor in accordance with the terms and provisions of the Mortgage Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Mortgage Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Mortgage Securities as executed and delivered do not violate any law applicable to Tampa Electric or result in a default under or breach of any agreement or instrument binding upon Tampa Electric, (c) the Mortgage Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Tampa Electric, whether imposed by any court or governmental or regulatory body having jurisdiction over Tampa Electric and (d) the Mortgage Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Mortgage Securities will constitute valid and binding obligations of Tampa Electric.

Tampa Electric Company

February 28, 2017

3. Tampa Electric has the authority pursuant to its Restated Articles of Incorporation (the “Articles”) to issue up to 1,500,000 shares of Preferred Stock, $100 par value, and up to 2,500,000 shares of Preferred Stock, no par value. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, including the filing of a charter amendment establishing the terms of the Preferred Stock, and upon adoption by the Board of Directors of Tampa Electric of a resolution regarding such series as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

The opinions set forth in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of Debt Securities or Mortgage Securities on the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that (i) Tampa Electric is and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Preferred Stock will not be less than the applicable par value, if any, and (iii) the number of shares of Preferred Stock issued or issuable on exercise of the Registered Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock authorized by the Articles on the date hereof and by any amendment to the Articles hereafter filed by Tampa Electric with respect to Preferred Stock prior to the issuance of such shares.

Tampa Electric Company

February 28, 2017

To the extent that the obligations of Tampa Electric under an Indenture may be dependent thereon, we assume for purposes of this opinion that the trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the applicable trustee and constitutes a legally valid, binding and enforceable obligation of such trustee, enforceable against such trustee in accordance with its terms; that such trustee is in compliance, generally and with respect to acting as trustee under the applicable Indenture, with all applicable laws and regulations; and that such trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Locke Lord LLP

LOCKE LORD LLP